Ottawa Office 450 March Rd. 2nd Floor Ottawa, Ontario K2K 3K2 Canada n-able.com Delivered via Email & DocuSign July 21, 2026 Personal & Confidential Frank Colletti 5804 Red Castle Ridge Manotick, ON Canada K4M 0A4 Dear Frank, This letter shall confirm our conversation on July 9, 2026 and the cessation of your employment with N- able Solutions ULC (the “Company”), effective September 3, 2026 (the “End Date”) for the reasons we discussed. You will remain an employee of the Company until the End Date but will be released from performing your duties and responsibilities as of today. You will be paid up to and including the End Date in accordance with the Company’s regular payroll practices. All of your benefits will also be continued to the End Date. You may be eligible to convert some of your group insurance coverage to a personal policy within 30 days of benefits ceasing without providing evidence of insurability by making payments directly to the insurer. If you have any questions regarding your group insurance benefits, please contact Manulife at 1-800-268-6195. On your next regular payday following the End Date you will also receive your accrued and unused vacation pay up to and including the End Date in accordance with the Ontario Employment Standards Act, 2000 (the “ESA”). Other than the laptop computer assigned to you, we require that you immediately return to the Company all of its property presently in your possession or control including keys, access cards, equipment, wireless devices with accessories, supplies, passwords, documents, data files and computer software and hardware with accessories, as well as confidential and proprietary information, and delete all Company property and information which may be stored or saved in electronic form on any of your personal devices once it has been returned to the Company. Your Record of Employment (ROE) will be processed in due course and will be forwarded electronically to Service Canada. In accordance with the terms of your employment agreement, dated July 19, 2021 (the “Employment Agreement”), and conditional upon your signing and returning a full and final release, you are entitled to the following, which is inclusive of and not in addition to your entitlements under the ESA: (i) a lump sum payment of twelve (12) months’ base salary, less applicable deductions and withholdings; (ii) any earned, but unpaid, incentive compensation payments; and (iii) continuation of all group health care benefits as required by the ESA and, to the extent permitted by the Company’s benefits provider, continuation of the health and dental care benefits for a period of twelve (12) months; (collectively, the “Contractual Entitlements”)

Ottawa Office 450 March Rd. 2nd Floor Ottawa, Ontario K2K 3K2 Canada n-able.com However, in recognition of your service to the Company, and conditional upon your signing and returning the enclosed release, on a without prejudice basis, instead of the Contractual Entitlements, the Company will provide you with the following enhanced separation package: (i) deferral of the End Date to February 28, 2027 (the “Deferred End Date”). You will remain an employee of the Company until your Deferred End Date but will be released from working duties as of July 9, 2026; (ii) a lump sum payment of CAN$373,375, which represents 10.3 months’ base salary, less applicable deductions and withholdings, paid in the Company’s next regularly scheduled payroll after February 28, 2027; (iii) a lump sum payment of CAN$304,500, which represents your annual target bonus paid no later than October 31, 2026; and (iv) continuation of all group health care benefits to the Deferred End Date and, to the extent permitted by the Company’s benefits provider, continuation of the health and dental care benefits until the earlier of (i) January 9, 2028; or (ii) the date on which you commence other employment or otherwise engaged as a contractor or consultant (you must immediately advise the Company in the event you commence other employment or are otherwise engaged as a contractor or consultant); (collectively, the “Enhanced Separation Package”) For clarity, if you accept the Enhanced Separation Package, you will continue to be paid up to the Deferred End Date, all benefits will be maintained until the Deferred End Date and you will be eligible to continue to participate in the Company’s RSU and PSU equity plans up to the Deferred End Date subject to the terms and conditions of such plans. After the Deferred End Date, any vested and unvested awards that you may have under the RSU or PSU equity plans will be addressed in accordance with the terms and conditions of such plans. For further clarification, in the event of a Change of Control, as defined in the Employment Agreement, with an effective date on or before December 31, 2026, you will be entitled to the consideration under Section 5 of such Employment Agreement. The Enhanced Separation Package is inclusive of your entitlements under the ESA and replaces the Contractual Entitlements. Nothing herein alters any rights to indemnification or directors' and officers' liability insurance coverage available under the Company's organizational documents, applicable indemnification agreements, insurance policies, or applicable law. If you choose to accept the Enhanced Separation Package, please sign and return this letter and the attached Release via DocuSign no later than 9:00 a.m. on July 23, 2026, following which our offer of the Enhanced Separation Package expires. In the event that you do not accept the Enhanced Separation Package offered, and do not sign the attached Release, you will receive only your statutory and contractual entitlements upon termination, as described in this letter. We also wish to remind you that following your departure and termination from the Company, you will continue to have a legal duty not to disclose or use any of the confidential or proprietary information belonging to the Company.

Ottawa Office 450 March Rd. 2nd Floor Ottawa, Ontario K2K 3K2 Canada n-able.com We wish to thank you for your contribution to the Company and extend to you our very best wishes for the future. Please contact me if you have any questions or concerns. Sincerely, /s/ Goetz Eaton Goetz Eaton, Director N-able Solutions ULC

Ottawa Office 450 March Rd. 2nd Floor Ottawa, Ontario K2K 3K2 Canada n-able.com I have read and understood the offer of the Enhanced Separation Package as outlined above. I understand and agree that the Enhanced Separation Package will be provided in full and final settlement and satisfaction of all of the Company’s obligations to me arising from or in any way relating to my employment or the termination of my employment including, without restriction, obligations under any contract, statute or common law. By signing the attached Release, I agree that I will have no further entitlements from the Company. /s/ Frank Colletti July 21, 2026 Frank Colletti Date

Ottawa Office 450 March Rd. 2nd Floor Ottawa, Ontario K2K 3K2 Canada n-able.com RELEASE In consideration of the payment to me of the sum(s) referred to in the letter to me from N-ABLE SOLUTIONS ULC dated July 21, 2026, to which this Release is attached (the “Separation Letter”), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, Frank Colletti, agree to accept said sum(s) from N-ABLE SOLUTIONS ULC in full and final satisfaction of all claims that I have or may have against N-ABLE SOLUTIONS ULC and any of its or their owners, parents, subsidiaries, affiliates, and any of their respective officers, directors, shareholders, insurers, employees, servants and agents, heirs, executors, administrators and assigns (hereinafter collectively referred to as the “Releasee”) including but not limited to any and all claims arising in any way out of my employment, the events leading up to my employment and the cessation of my employment with the Releasee, which specifically includes but is not limited to any indemnity, damages, claims for notice, pay in lieu of notice, wrongful dismissal, constructive dismissal, mental distress, severance pay, bonus, commissions, stock options, RSUs, PSUs, overtime pay, public holiday pay, incentive compensation, pension, RRSP, interest, vacation pay, harassment, sexual harassment, discrimination, reinstatement, or any claims under any applicable human rights, workers’ compensation, employment standards, employment or labour legislation including but not limited to the Employment Standards Act, 2000, the Human Rights Code, the Workplace Safety and Insurance Act, 1997, the Occupational Health and Safety Act and the Pay Equity Act. This shall constitute my full and final Release of the above-noted parties. In particular, without limiting the generality of the foregoing, I undertake that I will not file any complaint for termination or severance pay, overtime, public holiday pay or vacation pay or make any other claims pursuant to the Employment Standards Act, 2000. I further acknowledge that I have received all payments and amounts owing to me under the Employment Standards Act, 2000 and that payments made to me herein are in full and final satisfaction of any further entitlements I may have pursuant to the Employment Standards Act, 2000. I hereby acknowledge that I have not been subjected to any form of discrimination, harassment or sexual harassment whatsoever and hereby represent and warrant that I have not commenced any application and undertake not to commence any application under the Human Rights Code or the Occupational Health and Safety Act. I further agree and represent that the facts regarding my employment or cessation of employment shall not form the basis of and shall not be referred to or relied upon in any judicial or quasi-judicial proceeding, or any other proceeding. I hereby declare that I, to my knowledge, have not suffered any injury arising out of or in the course of my employment and hereby represent and warrant that I have not, as of the date of execution of this release, filed any claim for benefits under the Workplace Safety and Insurance Act, 1997. I further agree that I will not file any claim against the Releasee with respect to the loss of any health, dental, disability, life insurance or other benefits for which I would have become eligible either during or after my employment. I further agree to indemnify the Releasee for any claims which may be made against it, in respect of income tax payable by me that was not withheld or in respect of any Employment Insurance or Canada Pension Plan amounts payable by the Releasee in respect of or arising from my employment or the termination thereof with the Releasee. I further agree that I will not make any claim or take any proceedings against any other individual, partnership, association, trust, unincorporated organization or corporation with respect to any matters which may have arisen between me and the Releasee, or in which any claim could arise against the Releasee for contribution or indemnity or other relief over. I further agree that I will not discuss or disclose, either directly, indirectly, or through my agents, to other than my immediate family members, legal advisors, and financial advisors, the terms of this settlement or any facts upon which I could allege misconduct on the part of the Releasee. I further covenant not to make derogatory statements, comments or remarks about the Releasee to any and all individuals,

Ottawa Office 450 March Rd. 2nd Floor Ottawa, Ontario K2K 3K2 Canada n-able.com businesses, organizations, including but not limited to the Releasee’s clients and potential clients or to the media. I further covenant that I will not contact the Releasee’s clients or potential clients, including but not limited to representatives of the Releasee’s clients or potential clients, regarding any matters related to this settlement or any facts regarding my employment or the cessation of my employment or about which I could allege misconduct on the part of the Releasee. I agree that any breach in this regard could result in a legal claim for damages against myself. Notwithstanding anything in this Release to the contrary, I do not release and this Release does not apply to any rights or entitlements expressly provided to me under the Separation Letter, including the payments, benefits and other consideration described therein. I have had the opportunity to seek independent legal advice with respect to the matters addressed in this final Release and the terms of settlement. I have read these terms and I understand them and voluntarily accept them. I understand that this Settlement is not an admission of liability by the Releasee said liability in fact being denied. IN ACCEPTANCE AND CONSIDERATION OF, I have hereunto executed this Release effective July 21, 2026 /s/ Frank Colletti Frank Colletti